Exhibit 17(a)

GENERAL SECURITIES, INCORPORATED

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of General Securities, Incorporated, a Minnesota corporation (the “Corporation”), hereby appoints Craig H. Robinson and Mark D. Billeadeau, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Shareholders of the Corporation (the “Meeting”) to be held at 7701 France Avenue South, Suite 500, Edina, Minnesota 55435 on September 29, 2004, at 10:00 a.m., Central Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting.  The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to the Meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse.  If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” the proposal as described in the Proxy Statement/Prospectus and in the discretion of the proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.

DATE:  __________________________________________________________, 2004

NOTE:  Please sign exactly as your name appears on the records of the Corporation and date.  If joint owners, each holder should sign this proxy.  When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation or other entity or in another representative capacity, please give your full title.

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Signature(s)                               (Title(s), if applicable)

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Please indicate by filling in the appropriate boxes below.

FOR

AGAINST

ABSTAIN

1.

To approve an agreement and plan of reorganization between the Corporation and Kopp Funds, Inc.,

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on behalf of the Kopp Total Quality Management Fund (the “Kopp Fund”), whereby the Kopp Fund will acquire substantially all of the assets and the stated liabilities of the Corporation in exchange for the Kopp Fund’s Class I shares, which will be distributed by the Corporation to the holders of its shares in complete liquidation of the Corporation.

2.

To vote and otherwise represent the above-signed shareholder(s) on any other matter that

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may properly come before the Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

WE NEED YOUR VOTE BEFORE SEPTEMBER 29, 2004

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Your vote is important.  If you are unable to attend the Meeting in person, we urge you to authorize proxies to cast your votes, which is commonly referred to as proxy voting.  You can do this by completing, signing, dating and promptly returning the enclosed proxy card in the enclosed postage prepaid envelope.  Your prompt voting by proxy will help assure a quorum at the Meeting.  Voting by proxy will not prevent you from voting your shares in person at the Meeting.  You may revoke your proxy before it is exercised at the Meeting by submitting a subsequent written notice of revocation, or a later-dated proxy card, or by attending the Meeting in person and voting your shares at that time.

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THANK YOU FOR YOUR TIME